Exhibit 10.1

D&W Draft 12/20/06

AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT DATED FEBRUARY 4, 2004, BETWEEN DELPHAX TECHNOLOGIES INC. AND LASALLE BUSINESS CREDIT, LLC

This Amendment No. 7 (this "Amendment"), made and entered into as of December _20_2006, is by and between Delphax Technologies Inc., a Minnesota Corporation (the "U.S. Borrower") and LaSalle Business Credit, LLC, a Delaware limited liability company (the "U.S. Lender").

RECITAL

A. The U.S. Borrower and the U.S. Lender have entered into that certain Loan and Security Agreement dated as of February 4, 2004, as amended by Amendment No. 1 to Loan and Security Agreement dated as of February 24, 2004, as amended by Amendment No. 2 to Loan and Security Agreement dated as of July 30, 2004, as amended by Amendment No. 3 to Loan and Security Agreement dated as of December 21, 2004, as amended by Amendment No. 4 to Loan and Security Agreement dated as of February 11, 2005, as amended by Amendment No. 5 to Loan and Security Agreement dated as of March 29, 2006, and as amended by Amendment No. 6 to Loan and Security Agreement dated as of August 11, 2006 (as amended, the "U.S. Loan Agreement").

B. The U.S. Borrower and the U.S. Lender now desire to amend the U.S. Loan Agreement, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    Amendments.
      Termination Date. The U.S. Borrower and the U.S. Lender agree that paragraph 10 of the U.S. Loan Agreement is hereby amended by deleting the clause "April 30, 2007" as it appears therein and by substituting in lieu thereof the clause "October 31, 2007".
      Tangible Net Worth. The U.S. Borrower and the U.S. Lender agree that paragraph 14(a) of the U.S. Loan Agreement is hereby amended and restated in its entirety to read as follows:

      (a) Tangible Net Worth.

      Borrower's Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; "Minimum Tangible Net Worth" being defined for purposes of this subsection as (i) $8,000,000 on September 30, 2006, (ii) $8,250,000 on September 30, 2007, (iii) from the first day of each Fiscal Year of Borrower through the day prior to the last day of such Fiscal Year of Borrower, 85% of Borrower's Tangible Net Worth on the last day of the immediately preceding Fiscal Year of Borrower and (iv) on the last day of each Fiscal Year of Borrower (other than September 30, 2006 and September 30, 2007), 100% of Borrower's Tangible Net Worth on the last day of the immediately preceding Fiscal Year of Borrower plus $500,000, in each case as reflected on Borrower's audited year end financial statements; and "Tangible Net Worth" being defined for purposes of this subsection as Borrower's consolidated shareholders' equity (including retained earnings) less the book value of intangible assets as determined solely by Lender on a consistent basis plus the amount of any LIFO reserve plus the amount of Subordinated Debt less prepaid expenses, amounts due from officers, employees and affiliates, all as determined on a consolidated basis for Borrower and its Subsidiaries and without duplication under generally accepted accounting principles applied on a basis consistent with the financial statement dated September 30, 2006 except as set forth herein.

      Debt Service Coverage. The U.S. Borrower and the U.S. Lender agree that paragraph 14(b) of the U.S. Loan Agreement is hereby amended and restated in its entirety to read as follows:

      (b) Debt Service Coverage.

      As of the last day of the fiscal quarter ending on September 30, 2007, measured on a fiscal year-to-date basis ending on that date, Borrower shall not permit Debt Service Coverage to be less than 0.80 to 1.00. Thereafter, as of the last day of each fiscal quarter, for the twelve (12) month period ending on that date, Borrower shall not permit Debt Service Coverage to be less than 1.10 to 1.00.

      Interest Coverage. The U.S. Borrower and the U.S. Lender agree that paragraph 14(c) of the U.S. Loan Agreement is hereby amended and restated in its entirety to read as follows:

      (c) Interest Coverage.

      As of the last day of the fiscal quarter ending on September 30, 2007, measured on a fiscal year-to-date basis ending on that date, Borrower shall not permit Interest Coverage to be less than 1.00 to 1.00. Thereafter, as of the last day of each fiscal quarter, for the twelve (12) month period ending on that date, Borrower shall not permit Interest Coverage to be less than 1.50 to 1.00.

      Capital Expenditures. The U.S. Borrower and the U.S. Lender agree that paragraph 14(d) of the U.S. Loan Agreement is hereby amended and restated in its entirety to read as follows:

      Borrower and its Subsidiaries shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all such Capital Expenditures would exceed $1,000,000 during its Fiscal Year ending September 30, 2007 and during each Fiscal Year thereafter.

      EBITDA. The U.S. Borrower and the U.S. Lender agree that a new paragraph 14(e) of the U.S. Loan Agreement is is hereby amended and restated in its entirety to read as follows:

    (e) EBITDA. The Borrower shall not permit the EBITDA of Borrower and its Subsidiaries to be less than the amounts set forth below for the corresponding period set forth below:

Period	Minimum EBITDA
The 3 month period ending December 31, 2006	$150,000
The 3 month period ending March 31, 2007	$200,000
The 3 month period ending June 30, 2007	$225,000
The 3 month period ending September 30, 2007	$400,000

  For purposes of this Section , "EBITDA" shall mean, with respect to any period, the (i) Borrower's and its Subsidiaries' net income after taxes for such period (excluding (A) any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business), (B) foreign currency adjustments and (C) other after-tax extraordinary gains or losses), plus any provision for (or less any benefit from) income and franchise taxes included in the determination of net income, plus depreciation and amortization deducted in determining net income for such period, plus Interest Expense, plus the after-tax increase in LIFO reserves, or minus the after tax decrease in LIFO reserves.

  Conditions Precedent. The amendments contained in this Amendment shall become effective upon delivery by the U.S. Borrower to the U.S. Lender of, and compliance by the U.S. Borrower with, the following:
      This Amendment, duly executed by the U.S. Borrower and the U.S. Lender.
      The Reaffirmation of Guarantee attached hereto, duly executed by Delphax Technologies Canada Limited.
      The U.S. Borrower shall have paid to the U.S. Lender a nonrefundable amendment fee of $50,000.
  Defaults and Waivers.
      Under Section 14(a) of the U.S. Loan Agreement, the U.S. Borrower agreed not to permit the Tangible Net Worth as of September 30, 2006, to be less than $12,300,000. The U.S. Borrower has advised the U.S. Lender that that as of September 30, 2006, the Tangible Net Worth was less than $12,300,000.
      Under Section 14(e) of the U.S. Loan Agreement, the U.S. Borrower agreed not to permit Cash Flow as of the last day of the fiscal quarter ending on or about September 30, 2006, for the period from July 1, 2006 to September 30, 2006, to be less than negative $1,400,000. The U.S. Borrower has advised the U.S. Lender that that as of September 30, 2006, Cash Flow, for the period from July 1, 2006 to September 30, 2006, was less than negative $1,400,000.
      Upon the date on which this Amendment becomes effective, the U.S. Lender hereby waives the U.S. Borrower's Defaults and Events of Default described in the preceding Sections 3(a) and 3(b) (the "Existing Defaults"). The waiver of the Existing Defaults set forth above is limited to the express terms thereof, and nothing herein shall be deemed a waiver by the U.S. Lender of any other term, condition, representation or covenant applicable to the U.S. Borrower under the U.S. Loan Agreement (including but not limited to any future occurrence similar to the Existing Defaults) or any of the other agreements, documents or instruments executed and delivered in connection therewith, or of the covenants described therein. The waivers set forth herein shall not constitute a waiver by the U.S. Lender of any other Default or Event of Default, if any, under the U.S. Loan Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the U.S. Borrower may rely in the future, and the U.S. Borrower hereby expressly waives any claim to such effect.
  Representations and Warranties. The U.S. Borrower hereby represents and warrants to the U.S. Lender as follows:
      That on and as of the date hereof and after giving effect to this Amendment there will exist no Default or Event of Default (as defined in the U.S. Loan Agreement) under the U.S. Loan Agreement as amended by this Amendment on such date which has not been waived by the U.S. Lender.
      The U.S. Borrower has the power and legal right and authority to enter into this Amendment and any other document or instrument to be executed by the U.S. Borrower in connection with this Amendment (collectively, the "Amendment Documents") and has duly authorized as appropriate the execution and delivery of the relevant Amendment Documents by proper corporate action.
  Ratification of U.S. Loan Agreement. Except as expressly amended hereby, the U.S. Loan Agreement is hereby ratified and confirmed by the parties hereto and remains in full force and effect in accordance with the terms thereof.
  Subordinated Creditor Consent. The U.S. Borrower shall (a) undertake its best efforts to, within 30 days of the date of this Amendment, deliver to the U.S. Lender the Acknowledgment and Agreement of Subordinated Creditor (collectively, the "Subordinated Creditor Consent") set forth at the end of this Amendment, duly executed by Tate Capital Partners Fund, LLC (the "Subordinated Creditor") and (b) undertake its best efforts to cause the Subordinated Creditor to not require the U.S. Borrower to execute and deliver any other amendments to its loan documents with the Subordinated Creditors or to pay any fees to the Subordinated Creditor as a condition to executing its Subordinated Creditor Consent.
  General Release. The U.S. Borrower hereby absolutely and unconditionally releases and forever discharges the U.S. Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the U.S. Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DELPHAX TECHNOLOGIES INC.

By: /s/ Gregory S. Furness

Name: Gregory S. Furness

Title: CFO

LASALLE BUSINESS CREDIT, LLC

By: /s/ Bradley E. Handrich

Name: Bradley E. Handrich

Title: VP

REAFFIRMATION OF GUARANTEE

Delphax Technologies Canada Limited, in its capacity as a guarantor of the indebtedness of Delphax Technologies Inc. (the "U.S. Borrower") to LaSalle Business Credit, LLC (the "U.S. Lender"), pursuant to the Guarantee dated as of February 4, 2004 (the "Guarantee"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to the U.S. Lender pursuant to the terms of the Guarantee; and (iv) acknowledges that the U.S. Lender may amend, restate, extend, renew or otherwise modify the Loan and Security Agreement with the U.S. Borrower and any indebtedness or agreement of the U.S. Borrower, or enter into any agreement or extend additional or other credit accommodations to the U.S. Borrower, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guarantee.

DELPHAX TECHNOLOGIES CANADA LIMITED

By: /s/Gregory S. Furness

Name: Gregory S. Furness

Title: CFO

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

The undersigned, a subordinated creditor of Delphax Technologies Inc. (the "U.S. Borrower") pursuant to a Subordination Agreement dated as of February 4, 2004 (the "Subordination Agreement") between the undersigned and LaSalle Business Credit, LLC (the "U.S. Lender") hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; and (iii) reaffirms its obligations to the U.S. Lender pursuant to the terms of its Subordination Agreement.

TATE CAPITAL PARTNERS FUND, LLC

By:

Name:

Title: